UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report

(Date of earliest event reported)	December 19, 2008

BANK OF HAWAII CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

1-6887

99-0148992

(State of Incorporation)	(Commission	(IRS Employer
	File Number)	Identification No.)

130 Merchant Street, Honolulu, Hawaii	96813
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number,
including area code)	(808) 694-8822

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01         Entry into a Material Definitive Agreement

On December 19, 2008, the Board of Directors of Bank of Hawaii Corporation (the “Company”) approved the form of an Indemnification Agreement to be entered into between the Company and each of its present and future non-employee directors (the “Indemnification Agreement”).  The form of Indemnification Agreement is attached hereto as Exhibit 10.1.  The Form of Indemnification Agreement is incorporated herein by reference.

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)  On December 19, 2008, the Human Resources and Compensation Committee of the Board of Directors of Bank of Hawaii Corporation (the “Company”) granted to Mr. Peter S. Ho, President of the Company, a cash award of $1,250,000 (the “Grant”) in recognition of his leadership at Bank of Hawaii during 2008.  The Grant will be paid in a lump sum in December 2008 with the expectation that Mr. Ho will use a substantial portion of the Grant to increase his holdings of the Company’s common stock.

The Grant is subject to certain terms and conditions, including Mr. Ho’s agreement, if his employment terminates, to repay a pro rata portion of the Grant based on the remaining days in a four-year term ending on December 31, 2012.  Repayment will not be required if  Mr. Ho’s employment with the Company terminates at any time due to a “Qualifying Termination,” or death or disability (each as defined in the Company’s Change-in Control Plan as currently in effect).

The foregoing does not constitute a complete summary of the terms of the Grant and reference is made to the complete text of the Grant attached hereto as Exhibit 10.2.  The Grant is incorporated herein by reference.

Item 8.01         Other Events

On December 22, 2008, Bank of Hawaii Corporation announced the Company declined to participate in the Treasury’s Capital Purchase Program as part of the Emergency Economic Stabilization Act of 2008.  The public announcement was made by means of a press release, the text of which is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01         Financial Statements and Exhibits

(d)       Exhibits

Exhibit No.

10.1	Director Indemnification Agreement
10.2	Grant to Peter Ho
99.1	December 22, 2008 Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 22, 2008

BANK OF HAWAII CORPORATION

By:	/s/ MARK A. ROSSI
Mark A. Rossi
Vice Chairman and Corporate Secretary